UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12, 2006

EZ ENGLISH ONLINE INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-131531

(Commission File Number)

N/A

(IRS Employer Identification No.)

605 – 595 Hornby Street, Vancouver, British Columbia Canada V6C 1A4

(Address of principal executive offices and Zip Code)

604-809-3535

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant

Jacques Ninio has acquired 4,000,000 common shares of our capital stock as of December 12, 2006. The transaction was effected pursuant to a share purchase agreement dated December 12, 2006 between Jacques Ninio and Andrea Molnar, for total proceeds of $80,000.

The purchase of 4,000,000 common shares acquired by Jacques Ninio represents 79.02% of our issued and outstanding common shares.

All information regarding the Company remains as stated in the Company’s 10-KSB filed December 6, 2006 except as stated in this Form 8-K.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Jacques Ninio was appointed a director and president of the Company on December 12, 2006. Andrea Molnar resigned as a director, our president and secretary on December 12, 2006. Our board of directors currently consists of Jacques Ninio and Kris Kooner.

Item 8.01	Other Events

The Company announces that it will seek opportunities in the fashion industry in addition to continuing its current business of online English courses for the time being. The Company expects that the fashion industry will be its primary business in the near future.

Item 9.01	Financial Statements and Exhibits
10.1	Affiliated Stock Purchase Agreement dated December 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZ ENGLISH ONLINE INC.

/s/ Jacques Ninio

Jacques Ninio

President and Director

Date:	December 12, 2006